UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 8, 2008, Young Broadcasting Inc. (the “Company”) received approval from the NASDAQ Hearings Panel to transfer the listing of the Company’s common stock from The NASDAQ Global Market to The NASDAQ Capital Market, effective September 10, 2008.

As previously reported, the NASDAQ staff notified the Company on February 15, 2008 that the Company was not in compliance with the NASDAQ Marketplace Rule 4450(a)(5) which requires a $1.00 per share minimum bid price.  On March 3, 2008, the NASDAQ staff notified the Company that the Company’s common stock was not in compliance with the NASDAQ Marketplace Rule 4450(b)(3) which requires the Company’s publicly held shares to have a market value of at least $15 million.  The Listing Qualification Staff of The NASDAQ Stock Market notified the Company on June 3, 2008 that the Company did not regain compliance with NASDAQ Marketplace Rule 4450(b)(3).  Additionally, the Listing Qualification Staff of The NASDAQ Stock Market notified the Company on August 14, 2008 that the Company was still not compliant with the $1.00 per share minimum bid price requirement set forth in NASDAQ Marketplace Rule 4450(a)(5).  A meeting between the Company and the NASDAQ panel was held on July 31, 2008.  The Company requested that the NASDAQ panel transfer the Company’s securities to the NASDAQ Capital Market and allow the Company to remain listed under an exception through November 28, 2008.  During this meeting, the Company discussed a plan to become compliant with the appropriate listing standards within the stipulated time frame.  After considering the Company’s record and history which was presented to the NASDAQ staff, the NASDAQ panel approved the transfer of the Company’s common stock to the NASDAQ Capital Market and granted a short extension of time to permit the Company to become compliant with all continued listing standards of the NASDAQ Capital Market by or before November 28, 2008.

On September 10, 2008, the Company issued a press release announcing the receipt of the approval by the NASDAQ Hearings Panel to transfer the Company’s common stock from The NASDAQ Global Market to The NASDAQ Capital Market, effective upon the opening of business on September 10, 2008.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits

99.1  Press Release, dated September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2008	YOUNG BROADCASTING INC.

/s/ James A. Morgan
James A. Morgan
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 10, 2008